Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for September 30, 2022, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
September 30, 2022	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 09/01/2022-09/30/2022			08/01/2022-09/30/20223
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.1193		97%	0.2470	100%
Estimated Return of
Capital (1), (2)	0.0042		3%	0.0000	0%
Total per common share	0.1235		100%	0.2470	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2022, and will end on July 31, 2023.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management distributed paper copies of these notices by mail until March 30, 2022. Effective April 1, 2022, the notices will be delivered exclusively via the methods described above.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for October 31, 2022, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
October 31, 2022	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 10/01/2022-10/31/2022			08/01/2022-10/31/20223
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0430		35%	0.3087	83%
Estimated Return of
Capital (1), (2)	0.0805		65%	0.0617	17%
Total per common share	0.1235		100%	0.3704	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2022, and will end on July 31, 2023.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for December 30, 2022, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
December 30, 2022	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 12/01/2022-12/31/2022			08/01/2022-12/31/20223
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.1153		93%	0.5468	89%
Estimated Return of
Capital (1), (2)	0.0082		7%	0.0705	11%
Total per common share	0.1235		100%	0.6173	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2022, and will end on July 31, 2023.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for January 31, 2023, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
January 31, 2023	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 01/01/2023-01/31/2023			08/01/2022-01/31/20233
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0383		31%	0.5859	79%
Estimated Return of
Capital (1), (2)	0.0852		69%	0.1547	21%
Total per common share	0.1235		100%	0.7406	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0148 (12%) and $0.0889 (12%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2022, and will end on July 31, 2023.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.